                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              CB Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

                           [CB BANCSHARES LETTERHEAD]

                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

TO STOCKHOLDERS OF CB BANCSHARES, INC.:

        Notice is hereby given that the 2001 annual meeting (the "Meeting") of stockholders of CB Bancshares, Inc. ("Bancshares"), will be held on the second floor, City Financial Tower, 201 Merchant Street, Honolulu, Hawaii, on Thursday, April 26, 2001, at 9:00 a.m., Hawaii Standard Time, for the purposes of considering and voting upon the following matters:

        1. To elect three (3) Class III Directors to serve until the 2004 annual meeting of stockholders and until their successors are elected.

        2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        The Board of Directors is not aware of any other business to come before the Meeting. Only stockholders of record at the close of business on March 6, 2001, will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

        All stockholders are cordially invited to attend the Meeting in person. However, to assure the presence of a quorum, you are requested to promptly sign, date and return the enclosed form of proxy, which is solicited by the Board of Directors, in the enclosed, self-addressed stamped envelope whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the Meeting in person.

                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      /s/ LIONEL Y. TOKIOKA
                                      ------------------------------------------
                                      Lionel Y. Tokioka
                                      Chairman
Honolulu, Hawaii
March 15, 2001

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR ENCLOSED PROXY CARD.

                               CB BANCSHARES, INC.
                               201 Merchant Street
                             Honolulu, Hawaii 96813

                                 PROXY STATEMENT
                       2001 ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 26, 2001

        This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of proxies by the Board of Directors of CB Bancshares, Inc. ("Bancshares") to be used for voting at the 2001 annual meeting of stockholders of Bancshares and at any adjournments or postponements thereof (the "Meeting"), which will be held on Thursday, April 26, 2001, at 9:00 a.m., Hawaii Standard Time, on the second floor, City Financial Tower, 201 Merchant Street, Honolulu, Hawaii. The accompanying Notice of Annual Meeting, this Proxy Statement and the Proxy Card are first being mailed to stockholders of Bancshares on or about March 15, 2001.

        The annual report of Bancshares, which is being mailed with this Proxy Statement, is not deemed to be proxy solicitation material.

                                  VOTING RIGHTS

        Only holders of Bancshares common stock ("Common Stock") of record at the close of business (4:00 p.m., Hawaii Standard Time) on March 6, 2001 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, there were 3,189,534 shares of Bancshares Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on any matter which may properly come before the Meeting. There is no cumulative voting with respect to Bancshares Common Stock.

                                 VOTING BY PROXY

        Proxies solicited by the Board of Directors which are properly executed and returned to Bancshares will be voted in accordance with directions given thereon. Executed proxies on which no directions are indicated will be voted FOR election of the Board's nominees for Class III directors. If for any reason a nominee should decline or be unable to stand for election at the 2001 annual meeting of stockholders, an event which Bancshares does not presently anticipate, proxies, if authorized to vote for the Board's nominees, may in their discretion vote for another candidate. The Board of Directors has appointed directors Colbert M. Matsumoto, Calvin K.Y. Say and Dwight L. Yoshimura, to act as proxies on behalf of the Board of Directors.

        Before the annual meeting the Bancshares' Board of Directors will appoint inspectors of election and tellers of vote. The inspectors and tellers will tally all votes cast in person or by proxy for the election of directors. With respect to the election of directors, abstentions and broker non-votes will not be counted as either a vote for or against the election of a director. Because elections for director will be determined according to votes actually cast, abstentions and broker non-votes will have no effect on the outcome of voting. Directors will be elected upon receiving a majority of the votes cast in person or by proxy at the annual meeting, provided a quorum is present. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. If a quorum is not present in person or represented by proxy, the stockholders entitled to vote, present or represented by proxy, have the power to adjourn the Meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present or represented.

All other action to be taken at the Meeting requires the affirmative vote of a majority of the shares entitled to vote at the Meeting (accordingly, abstentions and broker non-votes will have the same effect as votes cast against any such action).

        A stockholder may revoke his or her proxy at any time before its exercise by filing with the Secretary of Bancshares or the presiding officer of the meeting a written notice of revocation. A stockholder attending the 2001 annual meeting may revoke his or her proxy in person at the meeting at any time before its exercise, and a stockholder's proxy may be revoked or superseded by a duly executed proxy of later date.

        THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BANCSHARES and delegates discretionary authority with respect to any additional matters which may properly come before the meeting. Although the Board is not currently aware of any additional matter, if other matters do properly come before the meeting, proxies will vote thereon in accordance with their best judgment.

                              ELECTION OF DIRECTORS

        Bancshares currently has a total of eleven (11) directors constituting the entire Board of Directors, divided into three (3) classes, CLASS I consisting of four (4) directors, CLASS II consisting of four (4) directors, and CLASS III consisting of three (3) directors. The articles of incorporation provide for each class of directors to be elected for three-year terms on a staggered basis. At the 2001 annual meeting three (3) Class III directors are to be elected to serve until the 2004 annual meeting of stockholders and until their respective successors have been elected.

        The Board of Directors' three nominees for Class III directors are Tomio Fuchu, Duane K. Kurisu, and Mike K. Sayama. Mr. Fuchu is an incumbent director of Bancshares. Mr. Kurisu is currently a director of City Bank (the "Bank") and Citibank Properties, Inc ("CB Properties"). Mr. Sayama is currently a director of the Bank. The selection of nominees for the election of directors of the Bank and CB Properties is within the discretion of the Board of Directors of Bancshares. The Board of Directors of the Bank, a subsidiary of Bancshares, are elected by the directors of Bancshares, as the sole stockholder of the Bank. The Board of Directors of CB Properties, a subsidiary of the Bank, are elected by the directors of Bancshares, the directors of the Bank, and other stockholders.

        THE BANCSHARES BOARD OF DIRECTORS RECOMMENDS TO THE STOCKHOLDERS
                   ITS THREE NOMINEES FOR CLASS III DIRECTORS

        Unless authority to vote for the election of directors or for a specified nominee is withheld, all proxies will be voted to elect the Board of Directors' three (3) nominees. While Bancshares does not anticipate that any nominee will decline or be unable to stand for election at the 2001 annual meeting, if for any reason any nominee should decline or be unable to serve, proxies may vote for the election of such other person as the Board of Directors shall nominate or proxies shall otherwise select.

        To be eligible for election as a director, written request that a person's name be placed in nomination together with the written consent of such nominee to serve as director must be received by the Secretary from a stockholder of record who is entitled to notice of and to vote at any annual or special meeting of stockholders not less than thirty (30) days before the date fixed for such meeting.

        The following table sets forth as to each nominee for Class III Director, and each Class I and Class II director now in office, each person's age, principal occupation during the past five years and the year in which he or she was first elected a director of Bancshares and, for each such nominee and director, and for all executive officers and directors of Bancshares, as a group, the number of shares of Bancshares Common Stock beneficially owned as of February 28, 2001, and the percentage of the class which such ownership represents. Unless otherwise noted, each person listed below is the direct beneficial and record owner of the number of shares indicated, as to which he or she exercises sole voting and investment power. Shared ownership has been computed in accordance with Securities and Exchange Commission rules, and it does not necessarily indicate beneficial ownership for any other purpose.

                                                                                  COMMON
                                                               YEAR FIRST         STOCK
NAME, AGE, PRINCIPAL OCCUPATION DURING                         ELECTED A       BENEFICIALLY        PERCENT
PAST FIVE YEARS, AND OTHER DIRECTORSHIPS                        DIRECTOR          OWNED            OF CLASS
-----------------------------------------------------------    ----------      ------------        --------
NOMINEES FOR ELECTION AS CLASS III DIRECTORS --
TERMS TO EXPIRE IN 2004
FUCHU, TOMIO (62)                                                 1995             2,000(1)         0.063%
  Counselor of Kyokuto Securities Co., Ltd. since July
  2000; Chairman of Kyokuto Securities Co., Ltd. from
  July 1995 to June 2000
KURISU, DUANE K. (47)                                             ----             3,000(1)         0.094%
  Partner of Kurisu and Fergus since 1985
SAYAMA, MIKE K. (47)                                              ----             2,000(1)         0.063%
  Vice President  of  Health Benefits Management  of
  Hawaii Medical Service Association since 1997; Area
  Director of Hawaii Biodyne from 1991 to August 1997
CLASS I DIRECTORS -- TERMS TO EXPIRE IN 2002
MATSUMOTO, COLBERT M. (48)                                        1999             7,668(1,2,3)     0.240%
  Chairman and Chief Executive Officer of Island
  Insurance Co., Ltd.; Director of Bancshares since April
  1999; Director of the Bank since April 1998
MORITA, CARYN S. (40)                                             1995            30,164(4)         0.944%
  Senior Vice President and General Counsel of the Bank
  since November 1996; Senior Vice President and General
  Counsel of Bancshares from April 1994 to November 1996;
  Vice President and General Counsel of Bancshares from
  September 1993 to April 1994
TAKADA, YOSHIKI (42)                                              1997             2,000(1)         0.063%
  Senior Vice President of SMC Pneumatics Inc. since June
  1991; Director of SMC Corporation since June 1994;
  Director of the Bank since June 1993
TOKIOKA, LIONEL Y. (66)(5)                                        1994            32,279(2,6)       1.011%
  Chairman of the Board of Bancshares since April 1999;
  Chairman of the Board of International Savings and
  Loan, Ltd. ("ISL") from April 1997 to June 2000; Vice
  Chairman of the Board of ISL from April 1994 to April
  1997; Chairman of the Board and Chief Executive Officer
  of International Holding Capital Corp. from 1984 to
  April 1994; Chairman of the Board, Chief Executive
  Officer and President of ISL from 1978 to April 1994

                                                                                  COMMON
                                                               YEAR FIRST         STOCK
NAME, AGE, PRINCIPAL OCCUPATION DURING                         ELECTED A       BENEFICIALLY        PERCENT
PAST FIVE YEARS, AND OTHER DIRECTORSHIPS                        DIRECTOR          OWNED            OF CLASS
-----------------------------------------------------------    ----------      ------------        --------
CLASS II DIRECTORS -- TERMS TO EXPIRE IN 2003
ANDRES, DONALD J. (59)                                            1997             6,675(7)         0.209%
  Director and Executive Vice President, M. A. Schapiro &
  Co., Inc. from May 1994 to December 1997; Partner,
  Ernst & Young LLP from June 1962 to May 1994
MIGITA, RONALD K. (59)(8)                                         1997            65,528(9)         2.018%
  President and Chief Executive Officer of Bancshares
  since April 1997; Vice Chairman and Chief Executive
  Officer of the Bank since April 1997; President of the
  Bank from August 1998 to June 2000; Vice Chairman and
  Chief Executive Officer of ISL from April 1997 to June
  2000; President and Chief Operating Officer of
  Bancshares from June 1995 to November 1996; President
  of ISL from April 1996 to November 1996; Executive Vice
  President of Bank of Hawaii from 1989 to May 1995
SAY, CALVIN K. Y. (49)                                            2000             2,000(1)         0.063%
  Speaker, House of Representatives since 1998; Chairman,
  House Committee on Finance and Vice Chairman
  Legislative Management Committee from 1993 to 1998
YOSHIMURA, DWIGHT L. (46)                                         1999(10)         2,000(1)         0.063%
  Senior Vice President and General Manager, General
  Growth Management of Hawaii since October 1993;
  Director of ISL from May 1998 to June 2000
Directors and Executive Officers as a group (15 persons)                         243,444            7.277%


(1) These shares include 2,000 shares covered by exercisable options as of February 28, 2001.

(2) Includes 4,281 shares of Bancshares common stock owned by Island Insurance Co., Ltd. Colbert M. Matsumoto and Lionel Y. Tokioka, directors of Bancshares, are also directors of Island Insurance Co., Ltd; as such, they may be deemed to share voting and dispositive power with respect to those 4,281 shares. Messrs. Matsumoto and Tokioka disclaim beneficial ownership of those 4,281 shares.

(3) Includes 387 shares owned by Island Holdings, Inc. Profit Sharing 401(k) Plan. Colbert M. Matsumoto is a member of the Administrative Committee of Island Holdings, Inc. Profit Sharing 401(k) Plan; as such, he may be deemed to share voting and dispositive power with respect to those 387 shares. Mr. Matsumoto disclaims beneficial ownership of those 387 shares.

(4) Of 30,164 shares beneficially owned by Caryn S. Morita, 22,373 shares are held in a Trust established by James M. and Aiko N. Morita, with Caryn S. Morita and Patrick A. Tanigawa as Joint-Trustees (voting power is shared between the Joint-Trustees under the terms of the Trust), 448 shares are allocated to her account in the CB Bancshares, Inc. Employee Stock Option Plan ("ESOP"), the voting of which shares she is entitled to direct, and 7,000 shares are covered by exercisable options as of February 28, 2001.

(5) See "Consulting Agreement with Lionel Y. Tokioka" on page 8 concerning Mr. Tokioka's agreement with Bancshares.

(6) Of the 32,279 shares beneficially owned by Lionel Y. Tokioka, 452 shares are allocated to his account in the ESOP, the voting of which shares he is entitled to direct, and 2,000 shares are covered by exercisable options as of February 28, 2001. Not included in the 32,279 shares owned by Mr. Tokioka are 877 shares owned by Thym, Inc., an affiliated corporation, and 1,234 shares owned by his spouse, as to which he disclaims any beneficial ownership.

(7) Of the 6,675 shares beneficially owned by Donald J. Andres, 1,000 shares are owned jointly with his spouse as to which he shares voting and investment power, 1,675 shares are owned by Mr. Andres, 2,000 shares are owned by a family limited partnership, as to which he exercises sole voting and investment power, and 2,000 shares are covered by exercisable options as of February 28, 2001.

(8) See "Employment Agreement with Ronald K. Migita" on page 8 concerning Mr. Migita's employment with Bancshares.

(9) Of 65,528 shares beneficially owned by Ronald K. Migita, 7,000 shares are held by a trust with Mr. Migita and his spouse as co-trustees, as to which he shares voting and investment power, 528 shares are owned by Mr. Migita and 58,000 shares are covered by exercisable options as of February 28, 2001. Of the 528 shares owned by Mr. Migita, 428 shares are allocated to his account in the ESOP, the voting of which shares he is entitled to direct.

(10) Dwight L. Yoshimura was elected by the Board of Directors on January 19, 1999 to fill the unexpired term of director James M. Morita, who died on June 4, 1998.

        Dean K. Hirata, Senior Vice President and Chief Financial Officer of Bancshares and the Bank, Warren Y. Kunimoto, Senior Vice President of the Bank, Richard C. Lim, President and Chief Operating Officer of the Bank and Jasen H. Takei, Senior Vice President of the Bank, are Named Executive Officers named in the Summary Compensation Table on page 8 whose Bancshares stock ownership is not described above. As of February 28, 2001, Mr. Hirata owned beneficially 8,632 shares of Common Stock, which included 132 shares allocated to his account in the ESOP, the voting of which shares he is entitled to direct. These shares include 7,500 shares covered by exercisable options as of February 28, 2001. Mr. Kunimoto owns beneficially 8,613 shares of Common Stock, which included 501 shares allocated to his account in the ESOP, the voting of which shares he is entitled to direct. These shares include 13,500 shares covered by exercisable options as of February 28, 2001. Mr. Lim owned beneficially 42,205 shares of Common Stock, which included 781 shares allocated to his account in the ESOP, the voting of which shares he is entitled to direct. These shares include 35,500 shares covered by exercisable options as of February 28, 2001. Mr. Takei owned beneficially 22,961 shares of Common Stock, which included 528 shares allocated to his account in the ESOP, the voting of which shares he is entitled to direct. These shares include 16,500 shares covered by exercisable options as of February 28, 2001.

                                   MANAGEMENT

        Executive officers of Bancshares, and other significant officers and employees of Bancshares and its subsidiaries are listed below. The information is current as of the Record Date.

NAME AND AGE                                           CURRENT POSITION AND BUSINESS HISTORY
------------                                           -------------------------------------
Lionel Y. Tokioka (66)........................    Chairman of the Board of Bancshares since April
                                                  1999; Chairman of the Board of ISL from 1997 to
                                                  June 2000; Vice Chairman of the Board of ISL from
                                                  April 1994 to April 1997

Ronald K. Migita (59).........................    President and Chief Executive Officer of Bancshares
                                                  since April 1997; Vice Chairman and Chief Executive
                                                  Officer of the Bank since April
                                                  1997; President of the Bank from
                                                  August 1998 to June 2000; Vice
                                                  Chairman and Chief Executive Officer
                                                  of ISL from April 1997 to June 2000;
                                                  President and Chief Operating
                                                  Officer of Bancshares from June 1995
                                                  to November 1996; President of ISL
                                                  from April 1996 to November 1996;
                                                  Executive Vice President of Bank of
                                                  Hawaii from 1989 to May 1995

Richard C. Lim (49)...........................    President and Chief Operating Officer of the Bank
                                                  since July 2000; Executive Vice President and Chief
                                                  Operating Officer of the Bank from
                                                  July 1998 to June 2000; President
                                                  and Chief Operating Officer of ISL
                                                  from February 1997 to June 2000;
                                                  President and Chief Operating
                                                  Officer of ISL from April 1994 to
                                                  April 1996, and from November 1996
                                                  to February 1997; Executive Vice
                                                  President of the Bank since June
                                                  1998; Executive Vice President of
                                                  ISL from May 1991 to April 1994, and
                                                  from April 1996 to November 1996

Dean K. Hirata (43)...........................    Senior Vice President and Chief Financial Officer
                                                  of Bancshares, Bank and ISL since March 1999;
                                                  Senior Vice President and Controller of First
                                                  Hawaiian Bank from 1995 to March 1999; Vice
                                                  President and Controller of First Hawaiian Bank
                                                  prior to 1995

Jasen H. Takei (38)............................   Senior Vice President of the Bank since July 2000;
                                                  Senior Vice President of ISL for more than five
                                                  years prior to July 2000

Warren Y. Kunimoto (49)........................   Senior Vice President of the Bank since June 1997;
                                                  Executive Vice President of ISL from 1990 to June 1997

        Officers of Bancshares are elected annually for a term of one year at the Board of Directors annual meeting immediately following the annual meeting of stockholders.

EMPLOYMENT AGREEMENT WITH RONALD K. MIGITA

        Bancshares and Ronald K. Migita entered into an employment agreement on May 31, 1995 ("Employment Agreement") employing Mr. Migita as President and Chief Operating Officer of Bancshares for a term commencing June 5, 1995 and ending on May 31, 2000. Mr. Migita's base salary under the Employment Agreement was $225,000 for each year of the term. After execution of the Employment Agreement, Mr. Migita's base salary was increased to $250,000. The Employment Agreement was not renewed.

CONSULTING AGREEMENT WITH LIONEL Y. TOKIOKA

        Bancshares and Lionel Y. Tokioka entered into a consulting agreement ("Consulting Agreement") engaging Mr. Tokioka as a consultant to Bancshares and its subsidiaries at an annual fee of $150,000 for a one-year period commencing June 1, 1999 and ending on May 31, 2000. Bancshares is also required to reimburse Mr. Tokioka for certain expenses and to provide office and parking space and other facilities necessary for the provision of services under the Consulting Agreement. The Consulting Agreement may be terminated for just cause as defined therein. The Consulting Agreement may also be terminated in the event of the death or permanent disability of Mr. Tokioka. The Consulting Agreement was not renewed.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

        The following table sets forth all compensation paid or payable for the years 1998 to 2000 by Bancshares or its subsidiaries to Bancshares' Chief Executive Officer in 2000, and the four other most highly compensated executive officers of Bancshares and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                            ANNUAL COMPENSATION         COMPENSATION
                                          -----------------------     ----------------
                                                                           AWARDS
                                                                      ----------------
                                                                         SECURITIES       ALL OTHER
 NAME AND PRINCIPAL                                                      UNDERLYING     COMPENSATION
POSITIONS HELD IN 2000            YEAR    SALARY ($)    BONUS ($)     OPTIONS/SARS (#)      ($)
----------------------            ----    ----------   ----------     ----------------  ------------
Ronald K. Migita...............   2000    $250,008      $200,000           15,000         $ 4,534(1)
President and Chief Executive     1999    $250,008      $100,000           15,000         $ 6,328(1)
Officer of Bancshares; Vice       1998    $250,008      $100,000           12,500         $ 8,073
Chairman and Chief Executive
Officer of the Bank

Richard C. Lim.................   2000    $200,040      $175,000           12,500         $ 7,612(2)
President and Chief Operating     1999    $200,032      $100,000           10,000         $12,482(3)
Officer of the Bank               1998    $150,000      $107,703(2)             0         $ 8,073

Dean K. Hirata.................   2000    $128,450      $ 45,000            7,500         $ 3,426(4)
Senior Vice President and         1999    $ 99,471      $ 33,000                0               0
Chief Financial Officer of
Bancshares and the Bank

Jasen H. Takei.................   2000    $120,000      $ 48,000            5,000         $ 3,200(5)
Senior Vice President of the      1999    $112,431      $ 85,000            5,000         $ 9,477(6)
Bank                              1998    $104,837      $ 50,000                0         $ 5,232

Warren Y. Kunimoto.............   2000    $ 96,885      $ 44,000            5,000         $ 8,209(7)
Senior Vice President of the      1999    $ 93,408      $ 60,000            3,000         $ 1,895
Bank                              1998    $ 93,423      $ 20,000                0         $ 1,881

(1) This amount is the annual contribution made by Bancshares to Mr. Migita's 401(k) account.

(2) This amount includes $3,078 in accrued vacation pay, and an annual contribution made by Bancshares to Mr. Lim's 401(k) account of $4,534.

(3) This amount includes $6,154 in accrued vacation pay, and an annual contribution made by Bancshares to Mr. Lim's 401(k) account of $6,328.

(4) This amount is the annual contribution made by Bancshares to Mr. Hirata's 401(k) account.

(5) This amount is the annual contribution made by Bancshares to Mr. Takei's 401(k) account.

(6) This amount includes $4,839 in accrued vacation pay, and an annual contribution made by Bancshares to Mr. Takei's 401(k) account of $4,638.

(7) This amount includes $5,479 in accrued vacation pay, and an annual contribution made by Bancshares to Mr. Kunimoto's 401(k) account of $2,730.

STOCK OPTIONS

        The following table sets forth information concerning the grant of stock options during the last fiscal year to the above named executive officers under Bancshares' Stock Compensation Plan of 1995 ("Stock Compensation Plan").

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                              Individual Grants
                       ---------------------------------------------------------------
                           Number of
                           Securities                                                     Potential realizable value at
                           Underlying     Percent of total                                assumed annual rates of stock
                            Options/       options/SARs                                   price appreciation for option
                              SARs          granted to        Exercise or                        term (10 years)
                           Granted(1)       employees          base price   Expiration    -----------------------------
Name                          (#)         in fiscal year       ($/Sh)(3)       date          5% ($)           10% ($)
----                       ----------     --------------      -----------   ----------    ------------     ------------
Ronald K. Migita........   15,000(2)          20.1%             $28.50       1/26/2010      $268,852         $681,325

Richard C. Lim..........   12,500(4)          16.7%             $28.50       1/26/2010      $224,044         $567,771

Dean K. Hirata..........    7,500(5)          10.1%             $28.50       1/26/2010      $134,426         $340,662

Jasen H. Takei..........    5,000(6)           6.7%             $28.50       1/26/2010      $ 89,617         $227,108

Warren Y. Kunimoto......    5,000(7)           6.7%             $28.50       1/26/2010      $ 89,617         $227,108

(1)     All options were granted on January 26, 2000.

(2) Of Mr. Migita's stock option award of 15,000 shares, 3,508 shares are incentive stock options which became exercisable one year after the date of grant, providing the optionee remains employed by Bancshares or one of its subsidiaries throughout the one-year period beginning on the date of the grant.

(3) The exercise price for the incentive stock options is the closing sales price for Bancshares Common Stock on the NASDAQ on January 26, 2000.

(4) Of Mr. Lim's stock option award of 10,000 shares, 3,508 shares are incentive stock options which become exercisable one year after the date of grant, providing the optionee remains employed by Bancshares or one of its subsidiaries throughout the one-year period beginning on the date of the grant.

(5) Of Mr. Hirata's stock option award of 7,500 shares, 3508 shares are incentive stock options which become exercisable one year after the date of grant, providing the optionee remains employed by Bancshares or one of its subsidiaries throughout the one-year period beginning on the date of grant.

(6) Of Mr. Takei's stock option award of 5,000 shares, 3508 shares are incentive stock options which become exercisable one year after the date of grant, providing the optionee remains employed by Bancshares or one of its subsidiaries throughout the one-year period beginning on the date of grant.

(7) Of Mr. Kunimoto's stock option award of 5,000 shares, 3508 shares are incentive stock options which become exercisable one year after the date of grant, providing the optionee remains employed by Bancshares or one of its subsidiaries throughout the one-year period beginning on the date of grant.

        The following table sets forth information concerning unexercised stock options to purchase Bancshares Common Stock under the Stock Compensation Plan. Mr. Migita exercised 1,000 of his nonqualified stock options in 1998.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                Number of Securities         Value of Unexercised
                                                               Underlying Unexercised            In-the-Money
                                   Shares                        Options/SARs at              Options/SARs at
                                  Acquired                          FY-End(#)                     FY-End($)
                                      or          Value       -------------------------   -------------------------
                                Exercised (#)  Realized ($)   Exercisable/Unexercisable   Exercisable/Unexercisable
                                -------------  ------------   -------------------------   -------------------------
Ronald K. Migita.........             0             $0              1,500/0(1)                      $0/$0
                                      0             $0              2,500/0(2)                      $0/$0
                                      0             $0             12,500/0(3)                      $0/$0
                                      0             $0             12,500/0(4)                      $0/$0
                                      0             $0             15,000/0(5)                      $0/$0
                                      0             $0             0/15,000(6)                      $0/$0

Richard C. Lim...........             0             $0              1,500/0(1)                      $0/$0
                                      0             $0              1,500/0(2)                      $0/$0
                                      0             $0             10,000/0(3)                      $0/$0
                                      0             $0             10,000/0(5)                      $0/$0
                                      0             $0             0/12,500(6)                      $0/$0

Dean K. Hirata...........             0             $0              0/7,500(6)                      $0/$0

Jasen H. Takei...........             0             $0                750/0(1)                      $0/$0
                                      0             $0                750/0(2)                      $0/$0
                                      0             $0              5,000/0(3)                      $0/$0
                                      0             $0              5,000/0(5)                      $0/$0
                                      0             $0              0/5,000(6)                      $0/$0

Warren Y. Kunimoto.......             0             $0                750/0(1)                      $0/$0
                                      0             $0                750/0(2)                      $0/$0
                                      0             $0              4,000/0(3)                      $0/$0
                                      0             $0              3,000/0(5)                      $0/$0
                                      0             $0              0/5,000(6)                      $0/$0

(1) These options were originally granted as performance options to become exercisable five years after the date of grant. The performance options may have become exercisable sooner, depending upon Bancshares financial results. If Bancshares' "return on equity" increased by 100 basis points, then the performance options would become exercisable with respect to one-third of the stated number of shares of Common Stock; an increase of 200 basis points would have caused the performance options to become exercisable with respect to two-thirds of the stated number of shares of Common Stock; and a 300 basis point increase meant the performance options would have become fully exercisable. An employee must have been employed by Bancshares or one of its subsidiaries for a full year after the date of grant before a Performance Option could have been exercised. On November 18, 1997, the Compensation Committee removed the return on equity and the five-year conditions to the exercise of these previously granted options.

(2) These options are index options which become exercisable one year after the date of grant, providing the optionee remains employed by Bancshares or one of its subsidiaries throughout the one-year period beginning on the date of grant. The exercise price of an index option increases from year to year according to increases, but not decreases, in the cost of living. The initial exercise price of the index options is the fair market value on the date of grant. Each January 1, the exercise price for index options will increase according to the increase in the Bureau of Labor Statistics' Consumer Price Index -- All Urban Consumers. On November 18, 1997, the Compensation Committee fixed the exercise price of index options at the initial exercise price of the grants increased by the Index factors as of September 30, 1997.

(3) 2,325 of these options are incentive stock options which become exercisable one year after the date of the grant. The exercise price is fixed at $43.00 per share, which was the fair market value of each share on December 15, 1997, the date of the grants. The term of the option is ten years from December 15, 1997.

(4) 2,352 of these options are incentive stock options and 10,148 are non-qualified stock options which become exercisable one year after the date of the grant. The exercise price is fixed at $42.50 per share, which was the fair market value of each share on January 2, 1998, the date of the grant. The term of the option is ten years from January 2, 1998.

(5) 3,278 of these options are incentive stock options which become exercisable one year after the date of the grant. The exercise price is fixed at $30.50 per share, which was the fair market value of each share on January 19, 1999, the date of the grants. The term of the option is ten years from January 19, 1999.

(6) 3,508 of these options are incentive stock options which become exercisable one year after the date of the grant. The exercise price is fixed at $28.50 per share, which was the fair market value of each share on January 26, 2000, the date of the grants. The term of the option is ten years from January 26, 2000.

        In-the-money options are those where the fair market value on December 31, 2000 of the underlying securities exceeded the exercise or base price of the option.

CHANGE OF CONTROL AGREEMENTS

        On March 28, 1996, the Board of Directors of Bancshares approved and adopted Change of Control Agreements with five senior executives of Bancshares, including Ronald K. Migita (the "CBBI Executives' Agreement"). On March 28, 1996, the Board of Directors of the Bank approved and adopted Change of Control Agreements between the Bank and eight senior executives (the "Bank Executives' Agreement"). On March 28, 1996, the Board of Directors of ISL approved and adopted Change of Control Agreements between ISL and five of its executives (the "ISL Executives' Agreement"), including Warren Y. Kunimoto, Richard C. Lim and Jasen H. Takei. On July 1, 2000, ISL was merged with and into the Bank. The ISL Executives' Agreement remains effective as assumed by the Bank as part of the merger. On May 13, 1999, the Board of Directors of the Bank approved and adopted a Change of Control Agreement with Dean K. Hirata. The CBBI Executives' Agreements, the Bank Executives' Agreements and the ISL Executives' Agreements are collectively referred to below as a "Change of Control Agreement," and collectively "Change of Control Agreements." An executive who is a party to the Change of Control Agreements are referred to below as an "Executive," and collectively the

"Executives." Bancshares, the Bank and ISL are sometimes referred to below as the "Employer." As of the date of this Proxy Statement, Change of Control Agreements remain in effect for a total of nine (9) executives of Bancshares and the Bank.

        The Change of Control Agreements were adopted by the Boards of Directors of the Bank, ISL and Bancshares to encourage continuity of management in the event of a change of control of Bancshares by granting certain benefits to certain senior executives. The Change of Control Agreements become operational upon the occurrence of a "Change of Control," (the "Effective Date"). For the Change of Control Agreements, a Change of Control occurs when (i) a person acquires 20% or more of Bancshares' voting stock; (ii) Bancshares shareholders approve a merger, consolidation, or other business combination, or a sale of substantially all of its assets or enters into a similar business transaction (a "Transaction"), unless after such Transaction, the shareholders immediately prior to the Transaction continue to control a majority of Bancshares' voting power in the resulting entity; or (iii) within any 24- month period beginning on or after December 1995, the persons who were directors immediately prior to such period shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors.

        In the event of a Change of Control, the benefits that will be provided to the Executives include: (i) employment with the Employer for a three-year period commencing on the Effective Date (the "Employment Period"), in a commensurate position, with commensurate duties, as held 90 days before the Effective Date; (ii) during the Employment Period, a base salary equal to the highest monthly salary paid during the year prior to the Effective Date; (iii) for each of the years during the Employment Period, a bonus equal to the highest bonus paid with regard to the three fiscal years prior to the Effective Date;
(iv) during the Employment Period, participation in all health and welfare, incentive, savings plans and programs, including stock option, retirement and life insurance plans, all on a basis equal to the highest level of participation received during the 90-day period prior to the Effective Date.

        Upon an Executive's death, as to him the Change of Control Agreements automatically terminate. The Employer may terminate the Change of Control Agreements for an Executive, after having established that Executive's disability and giving that Executive required notice. Following a Change of Control, an Executive may terminate the Change of Control Agreements for any reason on 30-day's written notice. The Employer may terminate the Change of Control Agreements for cause.

        The Employer is required to make certain payments to the Executives upon termination of the Change of Control Agreements. If a Change of Control Agreement is terminated for death or disability, the Executive will receive those payments that have accrued under the Change of Control Agreements to the date of death, including full base salary, annual prorated bonus and deferred compensation, and any other amounts owed under the Employer's employee benefit plans then in effect. If a Change of Control Agreement is terminated for cause or is voluntarily terminated by the Executive, the Executive will also receive those payments that have accrued under the Change of Control Agreement to the date of termination other than the prorated bonus.

        If the Change of Control Agreement is terminated by the Employer, other than for cause, the Employer must pay to the Executive in a lump sum in cash the aggregate of the following amounts: (1) the Executive's base salary through the date of termination; (2) a cash amount equal to 2.99 times the sum of: (a) the Executive's average annual base salary, as defined (based on the average of the five most recent taxable years); (b) the higher of the (x) annual bonus earned by the Executive for the last fiscal year, or (y) the higher of the annual bonus earned by the Executive for the fiscal year of the Employer including the Effective Date or the last fiscal year of the Employer ended before the Effective Date; and (c) the present value, calculated using an 8% discount rate, of the annual cost to the Employer of obtaining life insurance coverage and benefit plans for the Executive and certain other fringe benefits, all of such amounts being subject to proration based on the number of months remaining in the Employment Period; (3) a cash amount equal to the difference between (x) the maximum payments the Executive would have received under any long-term incentive compensation or performance plan of the Employer for the remainder of the Employment Period if he had continued in the employ of the Employer for the remainder of the Employment Period, and (y) any amounts actually paid under any such plan with respect to such awards: (4) a cash amount equal to the present value of the incremental retirement benefits that would have been payable or available to the Executive had the Executive continued in the Employer's employ for the remainder of the Employment Period; and (5) a cash amount equal to any deferred compensation and any other amounts owing to the Executive under the then applicable employee benefit plans. Any amount paid or payable under (2)(a), (2)(b) or (4) above is reduced by any amount paid to the Executive under Bancshares' severance procedures and guidelines or any agreement related thereto.

        With respect to any stock options or restricted stock held by the Executive, upon the earlier of the merger of the Employer with and into another corporation following a Change of Control or six months after termination of the Change of Control Agreement, the Executive will be paid an amount equal to the sum of (1) the product of (a) the excess of (x) the greater of (I) the highest price offered for a share of common stock of Bancshares in conjunction with any tender offer or during the 60-day period immediately preceding the date of the Change of Control, if the Change of Control occurs other than pursuant to a tender offer or (II) the then fair market value of such a share of common stock over (y) the exercise price of any stock option held by the Executive on the date of the Change of Control times (b) the number of shares of common stock subject to such options and (2) the product of (a) the excess of (x) the amount determined under sub-clause (1)(a) above over (y) the amount, if any, paid to acquire any shares of restricted common stock held by the Executive at the date of the Change of Control times (b) the number of such shares of restricted stock. If the Executive otherwise receives the value of any such stock option or restricted stock under the general provisions of any such award or any generally applicable provisions of any plan under which such options or restricted stock are issued, the number of shares of common stock take into account above is appropriately reduced.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee (the "Committee"), considers compensation for executive officers of Bancshares and certain officers of the Bank and makes recommendation for approval by Bancshares' Board of Directors.

        The Committee designs executive compensation packages to attract and retain key executive officers and to maintain a competitive compensation package in comparison with banks and other financial institutions and business organizations of comparable size and complexity to Bancshares. Bancshares' executive compensation program is comprised of three elements:

               -      annual base salary;

               -      annual bonus awards; and

               -      stock compensation awards

        Base Salaries. In determining the level of base salary for executive officers, the Committee evaluates a number of factors, including the span of control of each executive as well as the managerial and leadership skills and qualities possessed by the officer, the financial performance of Bancshares and its subsidiaries, including enhancement of value to stockholders, and related business matters such as community involvement and business relationships of the executive officer. In addition, the Committee avails itself of salary surveys prepared by external organizations for comparison purposes. There is no specific weighting of factors or objective formula by which the Committee applies these factors.

        Qualitative Factors. In examining the personal skills and qualities of an executive officer, the Committee evaluates the executive officer's administrative, managerial, planning and leadership skills, including vision and motivation, implementation and other leadership qualities.

        Financial Factors. In examining the financial performance of Bancshares and its subsidiaries, the Committee specifically examines, among other things, the amount of revenue and net income generated by Bancshares and its subsidiaries, earnings per share, the increase or decrease in total assets of Bancshares, appreciation in Bancshares' stock price, if any, and other increases in shareholder value, the growth rate of Bancshares and its subsidiaries, and how such indicators compare to those of other comparable financial institutions.

        Related Business Factors. The Committee also analyzes related business indicators such as an executive officer's relationship with other businesses on a local, national and international level, an executive officer's community involvement, the public image and reputation projected by the executive officer, the executive officer's communication skills, and the executive officer's relationship with stockholders, employees and government regulators.

        Bonus Awards. In determining bonus payments, the Committee generally follows a bonus compensation program which focuses on specific performance measurements and achievement of strategic and tactical goals. Selected officers in addition to Mr. Migita and Mr. Lim received bonuses commensurate with their level of goal attainment.

        Stock Compensation Awards. The CB Bancshares, Inc. Stock Compensation Plan was initially approved in 1995, to provide awards of stock option grants to executive officers and other key employees. The Stock Compensation Plan is designed to align the interests of executive officers with those of Bancshares' stockholders and reward the executive for creating shareholder value. Stock awards may be granted to key executives and other key employees who are in a position to make a substantial contribution to the long-term success of Bancshares. The Committee administers the Stock Compensation Plan and reviews recommendations of the executive officers which in turn are recommended to the Bancshares Board of Directors based on the experience, achievements and anticipated future contributions to Bancshares of employees reviewed by the Committee. Stock compensation awards are not automatically granted every year.

        Chief Executive Officer Compensation. The Compensation Committee followed the same general compensation policy described above for all executives to determine Mr. Migita's 2000 compensation. As of June 5, 2000, by mutual agreement of the Board, Mr. Migita's Employment Agreement was terminated and continued employment, as with all other employees, would be on an "at will" basis. No adjustments in Mr. Migita's base salary was made in 2000. However, based on the attainment of financial and operational objectives, the Committee awarded him a discretionary bonus of $200,000 and a stock option of 15,000 shares.

        Deductibility of Executive Compensation. In 1993, the United States Congress enacted Section 162(m) of the United States Internal Revenue Code of 1986, as amended, effective for taxable year commencing on January 1, 1994. This legislation generally limits Bancshares' executive compensation deduction to $1,000,000 per year per executive for certain compensation paid to its Chief Executive Officer and the four highest compensated executives (other than the CEO) named in the proxy statement. The Committee has determined Bancshares and its subsidiaries will not pay any amounts in the fiscal year ended December 31, 2000 to any executive officer that would result in a loss of federal income tax deduction under Section 162(m). Accordingly, the Committee has not recommended that any special actions be taken or that any plans or programs be revised at this time. The Committee intends to study Section 162(m) and its effects on Bancshares' executive compensation program with respect to future compensation.

                             Compensation Committee

        Larry K. Matsuo, Chairman
        Colbert M. Matsumoto, Vice-Chairman
        Calvin K.Y. Say
        Lionel Y. Tokioka
        Dwight L. Yoshimura

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the last fiscal year, the following persons served as a member of the Compensation Committee of Bancshares' Board of Directors:

        Larry K. Matsuo, Chairman
        Colbert M. Matsumoto, Vice-Chairman
        Calvin K.Y. Say
        Lionel Y. Tokioka
        Dwight L. Yoshimura

FINANCIAL PERFORMANCE

        The following graph summarizes the cumulative return experienced by Bancshares' stockholders over the years 1996 through 2000, compared to the CRSP Index for the NASDAQ Stock Market and two Peer Groups. Peer Group 1 is the same used in the prior years and consists of two Hawaii and two West Coast bank holding companies. Bancshares compiled a new Peer Group for fiscal year 2000, Peer Group 2, which removed the two West Coast bank holding companies and added one additional Hawaii bank holding company in its place. Bancshares believes Peer Group 2 is more representative of the business in which it is engaged since they are all headquartered, with substantial operations, in Hawaii.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
           AMONG CB BANCSHARES, INC., NASDAQ STOCK MARKET (U.S.) INDEX
                            & TWO PEER GROUP INDICES

                     (Performance results through 12/31/00)

                                   1995       1996       1997       1998       1999       2000
                                ---------- ---------- ---------- ---------- ---------- ----------
CB Bancshares                      100        104        158        113        108         96
Peer Group 1                       100        123        173        192        176        249
Peer Group 2                       100        119        144        157        134        157
NASDAQ                             100        123        151        213        395        238

Peer Group 1 consists of: Bancwest Corporation, Cathay Bancorp Inc., CPB Inc. and GBC Bancorp

Peer Group 2 consists of: Bancwest Corporation, CPB Inc. and Pacific Century Financial Corporation

                - Assumes $100 invested on December 31, 1995 in Bancshares Common Stock, NASDAQ Stock Market (U.S.) Index and Two Peer Group Indices.

                -       Total return assumes reinvestment of dividends.

                -       Fiscal year ending December 31.

[Source: Research Data Group]

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

COMPENSATION OF DIRECTORS

        From July 2000, each person (other than Ronald K. Migita and Caryn S. Morita, who were not paid any retainer) who served as a director of Bancshares or the Bank Boards of Directors received an annual retainer of $10,000 for serving on each of the Boards. Each member of the Board of Directors of Bancshares and the Bank received a fee of $500 per Board meeting attended and $500 per standing committee meeting attended. Each standing committee chairman of the Boards of Directors of Bancshares and the Bank received an annual retainer of (i) $2,500 for the Audit Committee; (ii) $1,500 for the Compensation Committee; (iii) $2,500 for the Executive Committee; (iv) $1,000 for the Nominating Committee; and (v) $3,500 for the Senior Loan Committee. The Chairman of the Board of Bancshares received an annual retainer of $175,000. As full-time employees of Bancshares and the Bank, respectively, Bancshares directors Ronald
K. Migita and Caryn S. Morita received no meeting fees for any Board of Director or committee meetings attended.

        From January to June of 2000, each person (other than Ronald K. Migita and Caryn S. Morita, who were not paid any retainer) who served as a director of one or more of Bancshares, the Bank or ISL Boards of Directors received an annual retainer of (i) $10,000 for serving on each of the Boards; (ii) $5,000 for serving on a second Board; and (iii) $2,500 for serving on a third Board. Each member of the Board of Directors of Bancshares, the Bank and ISL received a fee of $500 per Board meeting attended and $500 per standing committee meeting attended. Each standing committee chairman of the Boards of Directors of Bancshares, the Bank and ISL receive $550 for each committee meeting presided. As full-time employees of Bancshares and the Bank, respectively, Bancshares directors Ronald K. Migita and Caryn S. Morita received no meeting fees for any Board of Director or committee meetings attended.

        In 1996, the Bancshares Board of Directors adopted a director's compensation policy which included continued payment of retainer and meeting fees equivalent to those described above, but capped the number of meeting fees for which a Board member would be paid annually to 18 (subject to the occurrence of extraordinary events such as acquisition proposals or a shareholder election contest.) A similar cap on meeting fees was instituted for committee meetings. In addition, persons who attend more than one meeting of a Board or committee on the same day will be paid only one meeting fee.

        Two of the Bank's subsidiaries, CB Properties and Datatronix Financial Services, Inc., pay an annual retainer of $1,000 and $500 per meeting to their directors. The Bank's other subsidiaries, ISL Capital Corporation, ISL Financial Corporation, Pacific Access Mortgage, LLC, pay no retainer or Board fees to their directors.

        O.R.E., Inc., pays no retainer or Board fees to their directors.

Directors Deferred Plan

        Bancshares maintains a Directors Deferred Compensation Plan (the "DCP") which each director may elect to defer all or a portion no less than a ratable 50% of the annual retainer fees and meeting fees. Distribution will be made in a single lump sum within ten years following termination, or in equal annual installments over a period of years, not to exceed ten. Under the DCP, deferred amounts may be credited to either a regular account or a company stock account. The amount allocated to the regular account is treated as if such amount were ratable credited each plan year with interest in an amount equal to the interest rate payable on a City Bank one year certificate of deposit issued as of the first day of the plan year. The amount allocated to the company stock account is treated as if such amount were invested in shares of Bancshares Common Stock.

Director Stock Program

        Bancshares maintains a Director Stock Program under which each director of Bancshares and the Bank, who is not an employee receives an annual grant of options to acquire restricted stock at a price equal to the fair market value of Bancshares' stock at the date of grant. A director who is not an employee of Bancshares or the Bank receives an annual option for 1,000 restricted shares (not to exceed annual option for 1,000 restricted shares to any one director).

COMMITTEES OF THE BOARD; MEETINGS

        The Audit, Compensation and Nominating Committees of Bancshares' Board of Directors committees are currently comprised of the following members:

Audit Committee:                   Compensation Committee:                Nominating Committee:
----------------                   -----------------------                ---------------------
Kenneth N. Sumimoto, Chairman      Larry K. Matsuo, Chairman              Larry K. Matsuo, Chairman
Calvin K.Y. Say, Vice-Chairman     Colbert M. Matsumoto, Vice-Chairman    Dwight L. Yoshimura, Vice-
Donald J. Andres                   Calvin K. Y. Say                         Chairman
George Matsuda                     Lionel Y. Tokioka                      Ronald K. Migita
Hiroshi Sakai                      Dwight L. Yoshimura                    Yoshiki Takada
Lionel Y. Tokioka

        The Audit Committee of the Board of Directors has the responsibility and authority described in its charter attached hereto as Appendix A, which has been adopted by Bancshares' Board of Directors. The Audit Committee is charged with recommending to the entire Board the engagement and discharge of independent auditors of the financial statements of Bancshares, reviewing the professional service provided by independent auditors, reviewing the independence of independent auditors, reviewing with the auditors the plan and results of the auditing engagement, considering the range of audit and non-audit fees, reviewing the adequacy of Bancshares' system of internal accounting controls, reviewing the results of procedures for internal auditing and consulting with the internal auditor of Bancshares with respect to all aspects of Bancshares' internal auditing program. The Board of Directors has determined that the Audit Committee Members are able to read and understand the fundamental financial statements, and that at least one member of the Audit Committee has past employment experience in finance or accounting. The Audit Committee met five times during the fiscal year ended December 31, 2000. The Audit Committee's Report appears below.

        The Nominating Committee solicits recommendations for prospective directors, reviews such nominees and presents to the Board proposed candidates for the office of director of Bancshares and its subsidiaries. The Board then proposes the slate of directors for submittal to the stockholders at the annual meetings of Bancshares and its subsidiaries. The Nominating Committee accepts recommendations from security holders that are timely submitted. The Nominating Committee met one time in 2000.

        The Compensation Committee is charged with recommending to the entire Board the compensation to be paid to officers and key employees of Bancshares and the Bank and the compensation of members of the Board of Directors. The Compensation Committee also makes recommendations to the entire board regarding the grant of stock options and restricted stock awards. The Compensation Committee met three times during the fiscal year ended December 31, 2000. The Compensation Committee's Report on Executive Compensation for the fiscal year ended December 31, 2000 appears on page 14 of this Proxy Statement.

        The Board of Directors met four times during the fiscal year ended December 31, 2000. Each Director attended, in person or by telephone, at least 75% of the meetings held by the Board of Directors and by the committees on which the Director served.

AUDIT COMMITTEE REPORT

        The Audit Committee members, except for Lionel Y. Tokioka, are independent, as defined in Rule 4200(a)(14) of the National Association of Securities Dealer's listing standards. Mr. Tokioka is not independent as defined in that rule solely because he received consulting compensation from Bancshares in excess of $60,000 during the previous fiscal year. The Board of Directors nonetheless has determined, in compliance with NASD/AMEX Rule 4310(c)(26)(B)(ii) to continue Mr. Tokioka's membership on the Audit Committee, because of the extent of his knowledge and experience in financial and business matters. The Board of Directors determined that Mr. Tokioka's membership on the Audit Committee is required by the best interests of Bancshares and its stockholders, and that his relationship with Bancshares does not in any way impair his independence from Bancshares' management.

        The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A.

        The Audit Committee is responsible for providing independent, objective oversight of Bancshares' accounting and system of internal controls, the quality and integrity of Bancshares' financial reports, and the independence and performance of Bancshares' independent auditors. Management is responsible for Bancshares' internal controls and the financial reporting process. KPMG LLP, certified public accountant, as Bancshares' independent auditor and accountant, is responsible for performing an independent audit of Bancshares' financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. The Audit Committee monitors and oversees those processes.

        In that context, the Audit Committee has reviewed and discussed Bancshares' audited financial statements for the year ended December 31, 2000 with management and KPMG LLP, and the matters required to be discussed by Statement on Accounting Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements. Those standards include, among other things: (i) methods used to account for significant unusual transactions; (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent auditors' conclusions regarding the reasonableness of those estimates; and (iv) disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

        The Audit Committee believes strongly in the principles underlying the requirement that independent auditors maintain their independence in strict compliance with applicable independence rules. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with KPMG LLP its independence from Bancshares in connection with its audit of Bancshares' most recent financial statements. The Audit Committee also has discussed with management of Bancshares and KPMG LLP such other matters and received such assurances from management, as the Audit Committee deemed appropriate.

        Based on that review and the various discussions noted above, the Audit Committee recommended to the Board of Directors that those audited financial statements be included in Bancshares' Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the SEC. Furthermore, the Audit Committee recommended that the Board of Directors engage KPMG LLP as Bancshares' independent auditor for the fiscal year ending December 31, 2001.

        AUDIT FEES

         The aggregate fees billed by Bancshares' independent accountants for professional services rendered in connection with the audit of Bancshares' financial statements included in Bancshares' Annual Report on Form 10-K for Fiscal Year 2000, as well as for the review of Bancshares' financial statements included in Bancshares' Quarterly Reports on Form 10-Q during Fiscal Year 2000 totaled $198,500 (excluding expenses reimbursed by Bancshares).

        FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

        KPMG LLP did not perform any financial information technology services for Bancshares during the fiscal year ended December 31, 2000. No fees other than those described above under the caption "Audit Fees" and those described below under the caption "All Other Fees" were billed to Bancshares by Bancshares' independent accountants for professional services in the fiscal year ended December 31, 2000.

        ALL OTHER FEES

        Bancshares was billed a total of $495,800 for all other non-audit services provided by KPMG LLP during the fiscal year ended December 31, 2000. In accordance with the SEC's newly promulgated auditor independence requirements, the Audit Committee has considered whether the KPMG LLP's provision of non-audit services to Bancshares is compatible with maintaining the independence of the auditors. The Audit Committee believes the foregoing expenditures are compatible with maintaining the independence of KPMG LLP as Bancshares' principal independent auditor and accountant.

        This Audit Committee Report shall not be deemed to be incorporated by reference in any document previously or subsequently filed with the SEC that incorporated by reference all or any portion of this Proxy Statement, except to the extent that Bancshares specifically requests that this Audit Committee Report be specifically incorporated by reference. The information in this Audit Committee Report shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act.

        Donald J. Andres        Hiroshi Sakai              Calvin K. Y. Say
        George Matsuda          Kenneth N. Sumimoto        Lionel Y. Tokioka

INDEBTEDNESS OF MANAGEMENT

        Certain directors and executive officers of Bancshares and its subsidiaries, and companies with which such directors and executive offers are associated, were customers of, and had banking transactions with the Bank in the ordinary course of the Bank's business during 2000. Such loans totaled $10,003 million at December 31, 2000. All loans and commitments to lend included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (except as described below) and, in the opinion of the management of the Bank, did not involve more than a normal risk of collectibility or present other unfavorable features.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires Bancshares' officers and directors, and persons who own more than ten percent of a registered class of Bancshares equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and beneficial owners of more than ten percent of Bancshares Common Stock are required by the SEC regulation to furnish Bancshares with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to Bancshares during the last fiscal year, Bancshares is not aware of any late reports of such forms, transactions not timely reported or known failure to file a required form.

              OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL OWNERS

        The following table shows certain information with respect to all persons who are known to Bancshares to be the beneficial owners of more than five percent of Bancshares' outstanding Common Stock as of February 28, 2001:

                                                                 Amount and Nature of   Percent
Name and Address of Beneficial Owner                             Beneficial Ownership   of Class
------------------------------------                             --------------------   --------
CB Bancshares, Inc. Employee Stock Ownership Plan(1)                202,149 shares        6.34%
  Pacific Century Trust, Trustee
  Financial Plaza of the Pacific
  111 South King Street
  Honolulu, Hawaii  96813

Northaven Management, Inc.                                          200,900 shares        6.30%
  200 Park Avenue, 9th Floor
  New York, New York  10166

TON Finance, B.V.                                                   341,401 shares       10.70%
  Rokin 5S 1000 A.E.
  Amsterdam, Netherlands

(1) Participants in the ESOP are entitled to direct the ESOP Trustee how to vote shares which have been allocated to their respective accounts. In the absence of such direction, such shares will be voted by the ESOP Committee. The Trustee has sole investment power.

        Bancshares knows of no other beneficial owner of five percent or more of Bancshares Common Stock nor does it know of any arrangement which may at a subsequent date result in a change in control of Bancshares.

                               INDEPENDENT AUDITOR

        During 2001, KPMG LLP completed its examination of the consolidated financial statements of Bancshares for 2000. A representative of KPMG LLP is expected to be present at the 2001 annual meeting and will have the opportunity to make a statement and to respond to appropriate questions.

                                  OTHER MATTERS

        The cost of soliciting proxies will be borne by Bancshares. Bancshares will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of Bancshares or its subsidiaries may solicit proxies personally or by telegraph, telephone or other electronic means without additional compensation.

                              FINANCIAL STATEMENTS

        Bancshares' 2000 Annual Report to stockholders, including financial statements, has accompanied or preceded the mailing of this proxy statement.

        Bancshares will provide without charge to each stockholder solicited, upon the written request of any such stockholder, a copy of its annual report to the Securities and Exchange Commission on Form 10-K, including the financial statements and schedules thereto, for the fiscal year ended December 31, 2000. Such written request should be directed to Mr. Dean K. Hirata, Senior Vice President and Chief Financial Officer, CB Bancshares, Inc., 201 Merchant Street, Honolulu, Hawaii 96813.

                              STOCKHOLDER PROPOSAL

        In order for any stockholder proposal to be included in Bancshares' proxy statement and proxy as an item of business for the 2002 annual meeting of stockholders of Bancshares, it must be received at the principal executive officers of Bancshares not later than November 14, 2001.

                                 OTHER BUSINESS

        The Board of Directors does not know of any other matter to be presented at the 2001 annual meeting, but should any other matter properly come before the meeting, or any adjournment thereof, proxies will vote on such matter in accordance with their best judgment.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ LIONEL Y. TOKIOKA

                                       Lionel Y. Tokioka
                                       Chairman

March 15, 2001

TO BE CERTAIN THAT YOUR SHARES WILL BE REPRESENTED AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                                                                      APPENDIX A

                               CB BANCSHARES, INC.
                             AUDIT COMMITTEE CHARTER
                                  MAY 31, 2000



I.      PURPOSE

        The Audit Committee is appointed by the Board of Directors (Board) to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board have established, and the audit process.

        The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the outside auditors as well as anyone in the organization. The audit committee is able to retain counsel at its discretion without prior permission of the institution's Board or its management.

II.     COMPOSITION AND MEETINGS

        1. The Audit Committee shall consist of a minimum of three directors. All Audit Committee members must be independent, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment. All Audit Committee members shall have a basic understanding of finance and accounting, and be or become financially literate (able to read and understand fundamental financial statements), and at least one member of the Audit Committee shall have accounting or related financial management expertise.

        2. The Committee shall meet at least four times annually, or more frequently as circumstances require.

        3. At least annually, the Audit Committee shall determine whether all existing and potential Audit Committee members are "independent of management."

        4. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the Chief Auditor, the outside auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

        5. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

        6. The audit committee will maintain minutes and other relevant records of their meetings and decisions.

III.    RESPONSIBILITIES AND DUTIES

        DOCUMENTS/REPORTS REVIEW

        The Audit Committee shall:

        1. Review and reassess the Audit Committee Charter on an annual basis. Submit the charter to the Board for approval and have the document published at least once every three years in accordance with Securities and Exchange Commission (SEC) regulations.

        2. Provide an open avenue of communication between the outside auditors, management, the internal auditors, and the Board.

        3. Review Bancshares' annual audited financial statements prior to filing or distribution. Review should include discussion with management and outside auditors of significant issues regarding accounting principles, practices, and judgments.

        4. Review and discuss with management and the outside auditors Bancshares' quarterly financial results prior to the release of earnings and/or Bancshares' quarterly financial statements prior to filing if possible or soon thereafter. Discuss any significant changes to Bancshares' accounting principles and any items required to be communicated by the outside auditors in accordance with Statement of Auditing Standards (SAS) No. 61 (see item 11). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

        5. Review with management and the outside auditors: a) The scope of services required by the audit, significant accounting policies, and audit conclusions regarding significant accounting estimates. b) Their assessments of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention or detection of management override or compromise of the internal control system. c) The institution's compliance with laws and regulations.

        6. Review the regular internal audit reports to management prepared by the Internal Audit Division and Management's response.

        OUTSIDE AUDITORS

        7. The outside auditors are ultimately accountable to the Audit Committee and the Board. The Audit Committee shall review the independence of the outside auditors.

        8. On an annual basis, the Committee should review and discuss with the outside auditors all significant relationships they have with Bancshares that could impair the auditor's independence and objectivity.

        9. Discuss with management the selection and termination of the outside auditors and any significant disagreements between the outside auditors and management.

        10. Approve the fees and other significant compensation to be paid to the outside auditors.

        11. Prior to releasing the year-end earnings, discuss the results of the audit with the outside auditors. Discuss certain matters required to be communicated to audit committees in accordance with Association of Certified Public Accountant Statement of Auditing Standards (AICPA SAS 61).

        12. Consider the outside auditors' judgments about the quality not just the acceptability of Bancshares' accounting principles as applied in its financial reporting.

        INTERNAL AUDIT DEPARTMENT

        13.     Overseeing of the internal audit function.

        14. Review the appointment, performance, and replacement of the Chief Auditor.

        OTHER AUDIT COMMITTEE RESPONSIBILITIES

        15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in Bancshares' annual proxy statement.

        16. Perform any other activities consistent with this Charter, Bancshares' by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

        17. Periodically report to the Board on significant results of the foregoing activities.

                                     PROXY

                              CB BANCSHARES, INC.

                IMPORTANT -- PLEASE SIGN AND RETURN IMMEDIATELY

        CB BANCSHARES, INC., 201 MERCHANT STREET, HONOLULU, HAWAII 96813

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS


     The undersigned stockholder of CB Bancshares, Inc. ("Bancshares") hereby constitutes and appoints Colbert M. Matsumoto, Calvin K.Y. Say and Dwight L. Yoshimura and each or any of them, with full power of substitution, as Proxies of the undersigned to vote and otherwise act in respect of all of the shares of the common stock of Bancshares, which the undersigned may be entitled to vote at the 2001 annual meeting of stockholders of Bancshares to be held on Thursday, April 26, 2001, at 9:00 a.m., on the second floor, City Financial Tower, Honolulu, Hawaii, on any adjournment thereof, with all the rights and powers the undersigned would possess if personally present. Proxies are instructed to vote as specified on the reverse side.


                        (CONTINUED ON THE REVERSE SIDE)

                        PLEASE SIGN, DATE AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                              CB BANCSHARES, INC.

                                 APRIL 26, 2001










                Please Detach and Mail in the Envelope Provided

A   [X]  Please Mark your
         votes as in this
         example.

  FOR ALL NOMINEES          WITHHOLD        NOMINEES:
  LISTED AT RIGHT      AUTHORITY TO VOTE    Tomio Fuchu
(except as indicated   FOR ALL NOMINEES     Duane K. Kurisu
  to the contrary)      LISTED AT RIGHT     Mike K. Sayama
        [ ]                   [ ]

1. To elect three (3) Class III Directors to serve until the       2. To transact such other business as may be properly come before
    2004 annual meeting of stockholders and until their               the meeting or any adjournments or postponements thereof.
    successors are elected.
(INSTRUCTION: To withhold authority to vote for any individual     THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER BUSINESS TO COME
nominee, or nominees write the name of the nominee or nominees     BEFORE THE MEETING. ONLY STOCKHOLDERS OF RECORD AT THE CLOSE OF
in the space provided below.)                                      BUSINESS ON MARCH 6, 2001, WILL BE ENTITLED TO NOTICE OF AND TO
                                                                   VOTE AT THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

--------------------------------------------------------------     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE
                                                                   MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE
                                                                   SIGN, DATE AND PROMPTLY MAIL YOUR ENCLOSED PROXY CARD.


Signature __________________________________   Signature __________________________________   Dated: ____________________, 2001
NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.